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                                EXHIBIT 23(E)(1)
                       UNDERWRITING AGREEMENT - SCHEDULE I


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                                   SCHEDULE I
                             UNDERWRITING AGREEMENT
                IDEX MUTUAL FUNDS AND AFSG SECURITIES CORPORATION

The following series and classes of shares are offered for public sale effective March 1, 2003.


IDEX CLARION REAL ESTATE SECURITIES
Class A
Class B
Class L


IDEX PIMCO REAL RETURN
Class A
Class B
Class L





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